LOAN AGREEMENT

     LOAN AGREEMENT, dated as of March 31, 2003, between HUDSON HIGHLAND GROUP, INC., a Delaware corporation having its principal office at 622 Third Avenue, New York, New York 10017 (the "Borrower"), and TMP WORLDWIDE INC., a Delaware corporation having its principal office at 622 Third Avenue, New York, New York 10017 (the "Lender").

                                R E C I T A L S:

     The Borrower desires the Lender, and the Lender is willing, subject to and upon the terms and conditions set forth in this Agreement and in the "Financing Agreements" (as hereinafter defined), to make cash advances to the Borrower from the date hereof through the Maturity Date ( as hereinafter defined) in the aggregate principal sum not in excess of $15,000,000 at any one time outstanding, which advances shall be due and payable in full on the Maturity Date.

     NOW, THEREFORE, IT IS AGREED:

     SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS.

     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

     "Affiliate" shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") when used with respect to any specified Person, shall mean the power to direct or cause the direction of the actions, management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and whether or not such power is actually exercised.

     "Agreement" shall mean this Loan Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

     "Availability" shall mean $15,000,000.

     "Business Day" shall mean any day other than (i) a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close under the laws of the State of New York, and (ii) when used with respect to any LIBOR Loan, such definition shall also exclude any day on which commercial banks in London are not open for dealing in Dollar deposits in the London Interbank Market.

     "Default Rate" shall mean the Prime Rate plus 4.0%.

     "Dollars" and the symbol "$" shall mean lawful currency of the United States of America.

     "Financing Agreements" shall mean the following agreements and instruments (as such agreements and instruments may be hereafter amended, modified or supplemented in accordance with their respective terms): (i) the Note and (ii) any other supplementary agreements or instruments now or hereafter delivered to the Lender by the Borrower in connection with the Loans, including without limitation, the Security Agreement.

     "GAAP" shall mean U.S. generally accepted accounting principles applied on a consistent basis.

     "Loans" shall have the meaning set forth in Section 2.1 hereof.

     "Maturity Date" shall mean the date that is the earlier of (i) six months from the date hereof or (ii) 90 days from the date on which the Borrower or any combination of the Borrower's Subsidiaries closes on a credit agreement or credit agreements with a third party or third parties which provides for a total borrowing capacity with such third party or third parties of $15,000,000 or more, provided, however, that such date shall be accelerated to the date within such 90 day period that the borrowing capacity under such agreement or agreements is actually available.

     "Note" shall have the meaning set forth in Section 2.1 hereof.

     "Obligations" shall mean all obligations, liabilities and indebtedness of the Borrower to the Lender under this Agreement and the Financing Agreements, whether now existing or hereafter created, direct or indirect, due or not, including, without limitation, all obligations, liabilities and indebtedness of the Borrower with respect to the Loans and all fees, costs, expenses and indemnity obligations hereunder or thereunder.

     "Person" shall mean an individual, partnership, joint venture, firm, corporation, trust, or other business or legal entity.

     "Prime Rate" shall mean the rate of interest announced from time to time by Citibank, NA in New York City as its prime rate of interest.

     "Security Agreement" shall mean that certain security agreement, dated as of the date hereof, by and among the Borrower, its Subsidiaries and the Lender.

     "Subsidiary" shall mean a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrower.

     SECTION 2.  FINANCING.

     2.1  Loans.

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          2.1.1  Subject to the terms and conditions set forth in this
     Agreement, at the Borrower's request the Lender shall make cash advances (each a " Loan" and collectively the "Loans") to the Borrower at any time and from time to time from the date hereof to, but not including, the Maturity Date. Following the Maturity Date, the Borrower shall have no right to request any Loans.

          2.1.2 The Borrower may repay any Loans on any Business Day provided each repayment shall be in the minimum principal sum of $250,000 or in integral multiples of $250,000 in excess thereof. The Borrower shall be entitled to borrow or re-borrow Loans on any Business Day provided that each of the Loans shall be in the minimum principal sum of $250,000 or in integral multiplies of $250,000 in excess thereof.

          2.1.3 Concurrently with the execution and delivery of this Agreement, the Borrower shall evidence its obligation to pay the principal of and interest on the Loans by executing and delivering to the Lender a promissory note in the principal sum of $15,000,000 in the form annexed hereto as Exhibit A (the "Note").

          2.1.4 The Borrower shall give the Lender notice of each proposed borrowing of Loans, not later than 11:00 a.m., New York City time, on the Business Day of such proposed borrowing. The notice of borrowing shall be given by telephone to Jim Fawcett at (212) 351-7146 and in writing whereby each such borrowing notice shall specify (i) the date of such borrowing (which shall be a Business Day), (ii) the amount thereof (which shall be in accordance with the provisions of this Agreement), and (iii) shall otherwise be in the form of Exhibit B hereto (the "Borrowing Notice"). Each Borrowing Notice shall be effective upon receipt and shall irrevocably commit the Borrower to borrow in accordance with the terms of this Agreement. The Borrower shall give the Lender notice of each repayment not later than 11:00 a.m., New York City time, on the Business Day of such proposed repayment by telephone to Jim Fawcett at (212) 351-7146 and by email to jim.fawcett@tmp.com and dave.trapani@tmp.com specifying the repayment amount thereof (which shall be in accordance with the provisions of this Agreement). All repayments shall be made in immediately available Dollars transferred for good value on the notified repayment date to the following Lender bank account or to such other account as the Lender may specify from time to time in writing: Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, OH 45263, ABA Number: 042000314, Account Name: TMP Worldwide Inc., Account Number: 99939084.

          2.1.5 In no event shall the aggregate principal balance of the Loans at any time outstanding exceed Availability. If, at any time, the aggregate principal balance of the Loans then outstanding shall exceed Availability, the Borrower shall immediately make a prepayment on the Loans in an amount equal to such excess.

     2.2 Term Out of Principal. The principal sum of the Loans outstanding on the Maturity Date shall be paid in one installment on the Maturity Date.

     2.3  Interest Rate and Other Charges.

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

          2.3.1  Prime Rate. Except as otherwise expressly provided in this
     Section 2.3, the Borrower shall pay interest to the Lender on the outstanding and unpaid principal amount of the Loans at a rate per annum equal to the Prime Rate.

          2.3.2 Calculation of Interest; Payment. Interest on the Loans shall be calculated on the basis of the actual number of days elapsed in a 360-day year. Interest shall be due and payable monthly in arrears on the 15th day of each month, however, if the 15th day of the month is not a Business Day interest shall be due on the immediately following Business Day. By way of example interest for the period May 1, 2003 through and including May 31, 2003 shall be payable on June 16, 2003. Interest payments shall be made in immediately available Dollars transferred to the following Lender bank account or to such other account as the Lender may specify from time to time in writing: Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, OH 45263, ABA Number: 042000314, Account Name: TMP Worldwide Inc., Account Number: 99939084.

          2.3.3 Overdue Payments. If any payment of principal (whether due at maturity, upon acceleration or otherwise), interest or other fees or charges payable by the Borrower hereunder or under any of the Financing Agreements shall not be paid when due, the Borrower shall pay interest on the overdue payment for the period for which overdue, on demand, at the Default Rate, but in no event in excess of the maximum rate permitted by applicable law.

     SECTION 3.  CONDITIONS PRECEDENT.

     3.1 Conditions to Making the Initial Loan. The obligation of the Lender to make the initial Loan is subject to the conditions precedent that:

          3.1.1 Financing Agreements. The Borrower shall have executed and delivered to the Lender this Agreement and the other the Financing Agreements to be executed by it, and all other agreements, instruments and documents required or contemplated by this Agreement and the Financing Agreements.

          3.1.2 Evidence of Borrower Corporate Actions. The Lender shall have received copies of all corporate action taken by the Borrower to authorize the execution, delivery and performance of this Agreement and the Financing Agreements to be executed by it. All of the foregoing documents shall be certified by the Borrower's Secretary in a Secretary's Certificate dated as of even date herewith.

          3.1.3 Cash on Hand. The Borrower and its Subsidiaries shall, on a consolidated basis, as shown on a consolidated balance sheet prepared by Borrower and certified by the Borrower's Chief Financial Officer (or functional equivalent) to be in accordance with GAAP as of a date within five days of the date that the Borrower has requested a Loan have cash and cash equivalents of no more than $10 million.

     3.2 Additional Preconditions. As of the date of the making of any of the Loans to the Borrower, as a condition to the making of any such Loans:

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

          3.2.1 Representations and Warranties. All representations and warranties contained in this Agreement or otherwise made to the Borrower pursuant to this Agreement or any of the Financing Agreements shall be true, complete and correct in all material respects.

          3.2.2 Event of Default. There shall exist no Event of Default (or any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default).

          3.2.3 Cash on Hand. The Borrower and its Subsidiaries shall, on a consolidated basis, as shown on a consolidated balance sheet prepared by Borrower and certified by the Borrower's Chief Financial Officer (or functional equivalent) to be in accordance with GAAP as of the month end immediately prior to the month in which the Borrower has requested a Loan have cash and cash equivalents of no more than $10 million.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lender to enter into this Agreement and to make the Loans hereunder, the Borrower represents and warrants to the Lender as follows:

     4.1  Organization.

          The Borrower and each Subsidiary is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation with perpetual corporate existence and has all requisite right, power and authority and all necessary licenses and permits to own and operate its assets and properties and to carry on its business as now conducted and as presently proposed to be conducted. The Borrower and each Subsidiary has qualified and is in good standing as a foreign corporation in each state or other jurisdiction where the nature of its business or the ownership or use of its property requires such qualification, except such jurisdictions, if any, in which the failure to be so qualified will not have a material and adverse effect on either the conduct of its business or the ownership of its properties.

     4.2  Authorization.

          The Borrower has all requisite legal right, power and authority to execute, deliver and perform the terms and provisions of this Agreement, the Financing Agreements executed by it and all other instruments and documents delivered by it pursuant hereto and thereto. The Borrower has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Financing Agreements executed by it and any other related agreements, instruments or documents delivered or to be delivered by the Borrower pursuant hereto and thereto. This Agreement, the Financing Agreements executed by the Borrower and all related agreements, instruments or documents delivered or to be delivered pursuant hereto or thereto constitute and will constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and to the exercise of judicial discretion in accordance with general principles of equity.

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

     4.3 No Conflicts. Neither the execution and delivery of this Agreement, the Financing Agreements, or any of the instruments and documents delivered or to be delivered pursuant hereto or thereto, by the Borrower, nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof, will violate any law, statute or regulation, or any order, writ or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party, or by which any of its properties may be bound or affected, or will result in the creation or imposition of any lien, charge or encumbrance upon any of its properties (except as contemplated hereunder or under the Financing Agreements) or will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower, each as amended to date.

     SECTION 5.  AFFIRMATIVE COVENANTS.

     The Borrower covenants and agrees that, until all of the Obligations are paid and satisfied in full, it shall comply, or cause compliance with, the following covenants:

     5.1 Notification to Lender. The Borrower shall promptly notify the Lender of (i) any Event of Default hereunder, (ii) any event, condition or act which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder, (iii) any material litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower) against the Borrower or any Subsidiary or any of their respective assets, and (iv) each and every default by the Borrower or any Subsidiary under any obligation for borrowed money which would permit the holder of such obligation to accelerate its maturity, including the names and addresses of the holders of such obligation and the amount thereof, in each case describing the nature thereof and the action the Borrower proposes to take with respect thereto.

     5.2 Further Assurances. The Borrower shall duly execute and deliver, or will cause to be duly executed and delivered, such further instruments and documents, and will do or use its best efforts to cause to be done such further acts as may be necessary or proper in the Lender's opinion to effectuate the provisions or purposes of this Agreement and the Financing Agreements.

     SECTION 6.  EVENTS OF DEFAULT/REMEDIES.

     6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          6.1.1 The Borrower shall fail to pay the principal of, or interest on, the Note, or any other fee or charge payable under this Agreement or under any Financing Agreement, as and when due and payable.

          6.1.2 If a default shall be made by the Borrower in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement (other than as described in Section
     6.1.1 above) or any other agreement between the Lender and the Borrower; or if this Agreement or any Financing Agreements shall terminate, be

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

     terminable or be terminated or become void or unenforceable for any reason whatsoever without the prior written consent of the Lender.

     6.2  Remedies.

          (a) Upon the occurrence of any one or more of such Events of Default, the Lender may, at its option, without presentment for payment, demand, notice of dishonor or notice of protest or any other notice, all of which are hereby expressly waived by the Borrower, declare the Loans to be due and payable together with interest at the Default Rate. The Lender shall have all of the rights and remedies set forth in this Agreement and the Financing Agreements, and in any instrument or document referred to herein or therein, and under any other applicable law relating to this Agreement or the Financing Agreements. At any time during the existence of an Event of Default, Lender will also have the immediate right to enforce and realize upon a collateral security granted under any Financing Agreements in any manner or order that Lender deems expedient without regard to any equitable principles of marshalling or otherwise. Notwithstanding the foregoing, the Borrower shall have a fifteen (15) day period, commencing with notice to the Lender as specified in Section 5.1, to cure the Event of Default .

          (b) Other Remedies. In addition to the rights and remedies expressly granted in the Financing Agreements, Lender also will have all other legal and equitable rights and remedies granted by or available under all applicable law, and all rights and remedies will be cumulative in nature.

     SECTION 7.  MISCELLANEOUS.

     7.1 Survival of Agreement. All agreements, representations and warranties contained herein or made in writing by the parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Financing Agreements and the consummation of the transactions contemplated herein or therein regardless of any investigation made by or on behalf of the Lender.

     7.2 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Lender, any right, power or privilege under this Agreement or under any of the Financing Agreements or other documents referred to herein or therein shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies of the Lender hereunder and under the Financing Agreements and under any other present and future agreements between the Lender and the Borrower are cumulative and not exclusive of any rights or remedies provided by law, or under any of said Financing Agreements or agreements and all such rights and remedies may be exercised successively or concurrently.

     7.3  Notices and Deliveries.

          7.3.1 Manner of Delivery. Except as otherwise expressly provided in this Agreement, all notices, communications and materials to be given or delivered pursuant to this Agreement or any of the Financing Agreements shall be given or delivered in writing (which shall include telex and telecopy transmissions).

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

          7.3.2 Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement or any of the Financing Agreements shall be given or delivered at the following respective addresses and telex, telecopier and telephone numbers and to the attention of the following individuals or departments:

                 (i)  if to the Borrower, to it at:
                      622 Third Avenue
                      New York, New York, 10017
                      Telecopier No.: (917) 256-8403
                      Attention: Richard W. Pehlke

                 (ii) if to the Lender, to it at:
                      622 Third Avenue
                      New York, New York 10017
                      Telecopier No.: 917-256-8526
                      Attention: Myron Olesnyckyj, General Counsel

     or at such other address or telecopier number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

          7.3.3 Effectiveness. Each notice and communication and any material to be given or delivered pursuant to this Agreement or any of the Financing Agreements shall be deemed so given or delivered (i) if sent by a nationally recognized overnight courier service, on the next Business Day after such notice, communication or material, addressed as above provided, is delivered to such courier service, (ii) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, and (iii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number, provided however, that in each of the foregoing cases notices of change of address or telecopier number shall not be deemed given until received.

     7.4 Amendments and Waivers. Neither this Agreement, nor any of the Financing Agreements or any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     7.5 Applicable Law. This Agreement and the Financing Agreements and any other document referred to herein or therein and the obligations of the parties hereunder or thereunder are being executed and delivered in New York, New York and shall be construed and interpreted in accordance with the laws of the State of New York applied to agreements entered into and performed therein.

     7.6 Successors. This Agreement, the Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns, except that the Borrower may


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not assign its rights under this Agreement, the Financing Agreements and any other document referred to herein or therein without the prior written consent of the Lender.

     7.7 Partial Invalidity. If any provision of this Agreement or the Financing Agreements is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or the Financing Agreements as a whole but this Agreement or the particular Financing Agreement, as the case may be, shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

     7.8 Headings and Word Meanings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Agreement. The words "herein," "hereinabove," "hereof," and "hereunder," when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural, the masculine gender shall include the feminine and neuter and the disjunctive shall include the conjunctive, and vice versa, unless the context otherwise requires.

     7.9 WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE FINANCING AGREEMENTS OR ANY AGREEMENT, INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER.

     7.10 JURISDICTION; SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING AGREEMENTS OR ANY AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED PURSUANT HERETO OR THERETO.

     7.11 Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Lender harmless from and against any and all claims, damages, investigations, judgments, penalties, costs and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the Borrower, its Subsidiaries, their respective predecessors in interest, or third parties with whom either has a contractual relationship use of the proceeds of the Loans, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other Person. This indemnity shall survive termination of this Agreement.

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     7.12 Marshalling; Recourse to Security; Payments Set Aside. The Lender
shall not be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations of the Borrower to the Lender hereunder or under the Financing Agreements or otherwise. Recourse to security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Lender, or the Lender exercises its rights of set-off, and such payment or payments or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

     7.13 Set-off. In addition to any rights and remedies of the Lender now or hereafter provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, on the occurrence and during the continuation of any Event of Default to set off and apply against any Obligation, whether matured or immature, of the Borrower any amount owing from the Lender to the Borrower, at or at any time after the happening of any such Event of Default, and such right of set-off may be exercised by the Lender against the Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit or creditors, receiver, or execution, judgment or attachment creditor of any of them, notwithstanding the fact that such right of set-off shall not have been exercised by the Lender before the making, filing or issuance, or service on the Lender, of, or of notice of, any such event or proceeding.

     7.14 Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Lender. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.



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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                           TMP WORLDWIDE INC.


                                           By:    /s/ Andrew J. McKelvey
                                                  ----------------------------
                                           Name:  Andrew J. McKelvey
                                           Title: Chairman and CEO



                                           HUDSON HIGHLAND GROUP, INC.


                                           By:    /s/ Jon F. Chait
                                                  ----------------------------
                                           Name:  Jon F. Chait
                                           Title: Chairman, President and CEO



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                                                                       EXHIBIT A

                             SECURED PROMISSORY NOTE

     FOR VALUE RECEIVED, the undersigned, HUDSON HIGHLAND GROUP, INC., a Delaware corporation (the "Borrower"), PROMISES TO PAY to the order of TMP WORLDWIDE INC., a Delaware corporation (the "Lender") at its office at 622 Third Avenue, New York, New York 10017, or at such other place as may be designated by the holder hereof in writing, the principal sum of FIFTEEN MILLION ($15,000,000.00) DOLLARS or, if less, the aggregate unpaid principal sum of all Loans made by the Lender to the Borrower from time to time pursuant to a loan agreement, dated the date hereof, between the Borrower and the Lender (the "Loan Agreement"), in one installment on the earlier of (i) six months from the date hereof or (ii) 90 days from the date on which the Borrower or any combination of the Borrower's Subsidiaries closes on a credit agreement or credit agreements with a third party or third parties which provides for a total borrowing capacity with such third party or third parties of $15,000,000 or more, provided, however, that such date shall be accelerated to the date within such 90 day period that the borrowing capacity under such agreement or agreements is actually available.

     Interest on the Loans shall be payable at the times provided in the Loan.

     All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, dated March 31, 2003, by and between the Borrower and the Lender (the "Loan Agreement"). This Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement and is secured by a security interest in the collateral described in the Security Agreement delivered in connection with the Loan Agreement. Further, this Note and the holder hereof are entitled to all of the benefits and security provided by or referred to in the Security Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events that are specified in the Loan Agreement.

     The Borrower hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     This Note shall be governed by the laws of the State of New York without giving effect to its choice of law provisions. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                                      HUDSON HIGHLAND GROUP, INC.


                                      By:  _______________________________
                                      Name:  Jon F. Chait
                                      Title: Chairman, President and Chief
                                             Executive Officer
Dated: March ___, 2003
New York, New York

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

                                                                       EXHIBIT B

                               NOTICE OF BORROWING

                                                          ________________, 2003

TMP WORLDWIDE INC.
622 Third Avenue, 38th Floor
New York, New York 10017
Attention:  Jim Fawcett
Facsimile: (917) 256-8506/8501

     1. (a) HUDSON HIGHLAND GROUP, INC. (the "Company") pursuant to the Loan Agreement dated as of March [__], 2003, hereby requests TMP Worldwide Inc. ("TMP") to make a Loan on the following terms:


==================================================   ===========================

     Principal Amount of Loan:
                                                         $

--------------------------------------------------   ---------------------------

     Date of Loan:

==================================================   ===========================

          (b) The Company requests TMP to applyep th roceeds of the Loan as follows:

==================================================   ===========================

     Transfer to financial

     Institution and account shown below:

     Financial Institution:

     Account No.:

--------------------------------------------------   ---------------------------

     Total (same as principal
     Amount of the Loan):                                $

--------------------------------------------------   ---------------------------

     Total Loans Outstanding (after making of
     the above requested loan):                          $

==================================================   ===========================

     2. Capitalized terms used in this Notice shall have the meanings set forth in the Loan Agreement.


     3. The Company hereby represents, warrants and covenants to the Lender that all conditions precedent to the making of a Loan under the Loan Agreement have been satisfied.



                                            HUDSON HIGHLAND GROUP, INC.



                                            By:    __________________________
                                            Name:
                                            Title:



                                       2